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                                                                   EXHIBIT 10.78

                          [ALLIANCE GAMING LETTERHEAD]


                                              July 1, 1997


Kirkland Investment Corporation
535 Madison Avenue
33rd Floor
New York, NY  10022

Ladies and Gentlemen:

            This letter sets forth the agreement (the "Agreement") dated as of July 1, 1997 of Alliance Gaming Corporation (the "Company") to pay the payments set forth below to Kirkland Investment Corporation or its designee ("Kirkland") for the five (5) year period commencing as of July 1, 1997; provided, however, that the term of this Agreement shall automatically be extended on June 30, 2002 and each subsequent June 30 for an additional one (1) year period unless, not later than six (6) months prior to any such date, either party to this Agreement shall have given written notice to the other party that it does not wish to extend, or further extend, such term.

            The Company will pay to Kirkland $950,000 annually (in four (4) quarterly installments payable in advance), beginning on July 1, 1997 and continuing through June 30, 2002 or any extension of that date, plus the cost to Kirkland of providing reasonable and customary employee benefits to its secretarial and analyst support staff in its New York area office. The amount of this annual payment shall be increased as of July 1 of each calendar year at a rate equal to the percentage increase in the consumer price index for the New York - Northern New Jersey - Long Island, NY-NJ-CT metropolitan area as reported by the U.S. Department of Labor for the immediately preceding 12-month period.

            In addition, the Company will reimburse Kirkland for reasonable out-of-pocket expenses incurred by Kirkland and its officers and employees, so long as such expenses relate directly to the business or potential business of the Company; provided, however, that any single expense item in excess of $5,000 must be approved by the chief executive officer or the chief financial officer of the Company, which approval shall not be unreasonably withheld or delayed. The Company shall have the right to request from time to time that Kirkland provide appropriate supporting documentation in respect of such reimbursements.


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The Company shall make payment to Kirkland for such expenses within thirty (30)
days of demand to the Company by Kirkland.

            The Company explicitly acknowledges and agrees that Kirkland and its officers and employees will also be engaged in a variety of other substantial business activities that do not relate to the business of the Company.

            Kirkland agrees that upon the effective date of the termination of the employment of Joel Kirschbaum with the Company either (i) pursuant to
Section 6 of the Employment Agreement dated as of July 1, 1997 between Joel Kirschbaum and the Company (the "Employment Agreement"), (ii) by the Company for "cause" pursuant to Section 11(a) of the Employment Agreement, or (iii) by Joel Kirschbaum without "good reason" pursuant to Section 11(b) of the Employment Agreement, the Company shall have the right, upon 12 months prior notice to Kirkland, to terminate this Agreement, and, within thirty (30) days after the effective date of such termination of this Agreement, the Company shall pay to Kirkland all payments that the Company is obligated to pay to or for the benefit of Kirkland through such termination date, including, without limitation, expense reimbursement amounts accrued through such termination date.

            This Agreement contains the entire understanding between Kirkland and the Company respecting the payments and expense reimbursements described herein; provided, however, that nothing contained in this Agreement shall affect any of the agreements or instruments executed on or prior to the date hereof among Kirkland or any of its affiliates on the one hand (including without limitation, Kirkland-Ft. Worth Investment Partners, L.P., Gaming Systems Advisors, L.P., or GSA, Inc.), and the Company or any other party, on the other hand, including, without limitation, any options or warrants with respect to stock of the Company and any agreements relating to the operation of any such options or warrants.

            In the event that a claim or claims by Kirkland (or with respect to Kirkland) for payment or benefits under this Agreement is disputed, the Company shall pay all reasonable attorney fees and expenses incurred by Kirkland in pursuing such claim or claims, provided that Kirkland is successful as to at least a material part of the disputed claim or claims by reason of litigation, arbitration or settlement; and the Company shall bear the burden of proving that Kirkland is not entitled to such reimbursement. In addition, the Company shall pay or reimburse Kirkland for all legal fees and expenses incurred by Kirkland in connection with the preparation and negotiation of this Agreement.

            Neither this Agreement nor any right or interest hereunder shall be assignable by Kirkland or the Company without the prior written consent of the other, and this agreement shall be binding upon the successors and permitted assigns of each party hereto; however, Kirkland may assign its rights and interests hereunder to any affiliate without such written consent from the Company. Nothing contained in this Agreement shall limit or restrict the ability of the Company (and/or one or more of its affiliates)to merge or

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consolidate or effect any similar transaction with any other entity, irrespective of whether the Company is the surviving entity; provided, however, that any such surviving entity shall succeed to, and shall continue to be bound by the provisions hereof binding upon the Company as if such entity were deemed to be the Company under this Agreement. For purposes of this paragraph, any entity (or related entities) that as the result of a transaction and/or a series of transactions directly or indirectly acquires substantially all of the assets of the Company and/or its affiliates (or the economic equivalent thereof) shall be deemed to be a "surviving entity" with respect to the Company.

            Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered, if sent by telecopy or by hand, (ii) one business day after sending, if sent by reputable overnight courier service, such as Federal Express, or
(iii) three business days after being mailed, if sent by United States certified or registered mail, return receipt requested, postage prepaid. Notices shall be sent by one of the methods described above; provided, however, that any notice sent by telecopy shall also be sent by any other method permitted above. Notices shall be sent, if to Kirkland to the address set forth above; and if to the Company to Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119, telecopy no. (702) 270-7699, directed to the attention of the chief executive officer with copies to the Chairman of the Board and the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

            This Agreement may not be modified or amended except by an instrument in writing signed by Kirkland and the Company. If, for any reason, any provision of this Agreement is determined to be invalid or unenforceable, such invalidity or lack of enforceability shall not affect any other provision of this Agreement not so determined to be invalid or unenforceable, and each such other provision shall, to the full extent consistent with applicable law, continue in full force and effect, irrespective of such invalid or unenforceable provision. This Agreement has been executed and delivered in the State of New York, and its validity, interpretation, performance, and enforcement shall be governed by the laws of such State, without regard to principles of conflicts of law.

            This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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            If the foregoing terms meet with your approval, please indicate your acceptance by signing and returning the enclosed copy of this letter to the Company, whereupon it will become a binding agreement between Kirkland and the Company.

                                        Very truly yours,

                                        Alliance Gaming Corporation


                                        By
                                              ----------------------------------
                                              Title:


ACCEPTED AND AGREED:                    Date:
                                              ----------------------------------

Kirkland Investment Corporation

By /s/ JOEL KIRSCHBAUM
   -------------------------------------
   Title: PRESIDENT

Date:             7/31/97
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            If the foregoing terms meet with your approval, please indicate your acceptance by signing and returning the enclosed copy of this letter to the Company, whereupon it will become a binding agreement between Kirkland and the Company.

                                        Very truly yours,

                                        Alliance Gaming Corporation


                                        By    /s/ DAVID JOHNSON
                                              ----------------------------------
                                              Title: Secretary, Senior Vice
                                                     President and General
                                                     Counsel


ACCEPTED AND AGREED:                    Date:               7/31/97
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Kirkland Investment Corporation

By /s/ JOEL KIRSCHBAUM
   -------------------------------------
   Title: PRESIDENT

Date:             7/31/97
      ----------------------------------